EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Workstream Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steve Purello, Chief Executive Officer of the Company, and Jay Markell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: January 21, 2009	By:	/s/ Steve Purello
Steve Purello, President and Chief Executive Officer

DATE: January 21, 2009	By:	/s/Jay Markell
Jay Markell, Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Workstream Inc. and will be retained by Workstream Inc. and furnished to the Securities and Exchange Commission or its staff upon request.